This PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of September 23, 1997, by and between Cinema Plus, L.P., a Delaware limited partnership ("Seller"), and Home Box Office, a division of Time Warner Entertainment Company, L.P. ("Buyer") (initially capitalized terms not otherwise defined in the body of this Agreement shall have the meaning set forth on Schedule A hereto).

                        R E C I T A L S

          A. WHEREAS, Seller owns all right, title and interest with respect to the motion pictures listed on Exhibit A hereto
(the "Pictures").

           B. WHEREAS, Buyer is willing to purchase all of Seller's right, title and interest in, to and under the Pictures, and Seller is willing to sell such right, title and interest, all on the terms and conditions set forth herein.

           NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Agreement to Purchase and Sell.

           1.1 Acquisition. On the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the following assets (collectively, the "Assets"):

                (a) All of Seller's right, title and interest of every kind and nature whatsoever in, to and under the Pictures and the Film Assets, including, without limitation:

                          (i)  Subject only to the Existing Third
          Party Exploitation Rights, the sole and exclusive right, commencing on the Closing Date, to Exploit the Pictures and the Film Assets, including without limitation the right to exercise all Exploitation rights in and to the Pictures and the Film Assets;

                         (ii) All Physical Properties;

                           (iii)       All  rights  and  remedies
          (including, without limitation, the benefit of all representations, warranties, indemnifications and other covenants) under the Existing Exploitation Agreements and all other agreements with respect to the Assets, including, without limitation, all accounts receivable, rights to payment, proceeds, claims (including audit claims whether arising prior to or subsequent to the
          Closing Date), recoveries or consideration of any nature whatsoever ("Accounts Receivable") paid or payable on or after the Closing Date pursuant to the Existing Exploitation Agreements and all other agreements with respect to the Assets; and

               (b)  All Books and Records.

           1.2 Closing. The closing (the "Closing") of the Transaction will take place at the offices of O'Melveny & Myers LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California 90067, on September 24, 1997, or at such earlier time and place as to which the parties agree (the "Closing Date").

           1.3 Transfer. At the Closing, Seller shall transfer the Assets to Buyer in accordance with this Agreement.

           1.4 Sales Tax. Buyer shall be responsible for all sales, use, transfer, stamp and similar taxes incurred as a result of this Agreement and the consummation of the Transaction.

      2. Consideration. The consideration for the sale by Seller to Buyer of the Assets shall be as follows:

          2.1  Cash Payment.  Buyer shall pay Seller Four Hundred
Fifty-Five Thousand Two Hundred Sixty-Four Dollars ($455,264.00) at the Closing by wire or other transfer of immediately available funds to an account designated by Seller.

           2.2   Assumption of Certain Obligations.   Buyer  will
assume, pay and perform all of the obligations and liabilities of Seller arising in connection with the Assets.

           2.3 Payment of Receivables. Seller agrees that if it receives any payments which are intended to be included in the Assets purchased by Buyer hereunder, Seller shall promptly remit such amounts to Buyer.

      3.    Representations  and Warranties  of  Seller.   As  an
inducement for Buyer to enter into this Agreement, Seller represents and warrants that each of the following statements is true and correct as of the date hereof and on the Closing Date:

           3.1 Existence and Rights. Seller (i) is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware and (ii) has the power and authority, licenses and rights to own its properties, to carry on its business as now conducted and to make and carry out the Transaction.

          3.2 Agreement Authorized. The execution, delivery and performance of this Agreement by Seller and the Related Agreements, to which Seller is a party, by Seller has been duly authorized by all necessary action on the part of Seller and does not require notice to, or the consent or approval of, any governmental or other regulatory authority or any other Person. Each of this Agreement and the Related Agreements to which Seller is a party has been or when delivered at Closing will have been duly executed and delivered by Seller and is or will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally.

            3.3 No Conflict. The execution, delivery and performance by Seller of this Agreement and the Related Agreements will not (i) breach or constitute grounds for the occurrence or declaration of a default under or allow another party a right to terminate, accelerate or cancel any material agreement, indenture, undertaking or other instrument to which Seller is a party or by which Seller or any of the Assets may be bound or materially affected; (ii) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency or government; (iii) violate any provision of the organizational documents of Seller; or (iv) result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, any of the Assets, other than as contemplated by the Transaction.

           3.4 Ownership. To the best of Seller's knowledge, Seller is the sole and exclusive owner of all the Assets. To the best of Seller's knowledge, Seller owns all rights to Exploit the Pictures subject only to the Existing Exploitation Agreements. There are no agreements affecting the Assets except for the Existing Exploitation Agreements and other agreements listed on Exhibit B ("Specified Contracts"), true, correct and complete copies of all of which (including amendments, if any) have been provided to Buyer. To the best of Seller's knowledge, the Specified Contracts are fully executed, have been performed as required on or prior to the date hereof in all material respects, are in full force and effect and shall remain in full force and effect after the Closing enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, and there are no defaults, nor have there been any defaults, under any of the Specified Contracts. All information set forth on Exhibit B is true, correct and complete in all respects with regard to the information that it is purporting to show, and, except as set forth on Exhibit B, from and after the date hereof there has been no other distribution or exploitation right or other license or right granted to any Person with respect to the Pictures nor any other agreement or contract entered into with respect to the Assets.

           3.5 Rights Unimpaired. Except for the rights under the Existing Exploitation Agreements, to the best of Seller's knowledge, Seller has not done, nor authorized to be done, any act or thing by which any Exploitation of the Film Assets have been or will be in any way adversely affected or impaired.

           3.6 Non-Infringement and Litigation. To the best of Seller's knowledge, neither the Film Assets nor any portion thereof (including the Pictures and the sound synchronization thereof) nor the exercise of any rights to Exploit the Film Assets, will violate or infringe upon the trademark, trade name, copyright, patent, or any literary, dramatic, musical, artistic, or personal right or any right of privacy, publicity, property right or any other right of any Person or entity or constitute unfair competition or defame any Person or entity. Seller has provided Buyer with notice of and, if requested by Buyer, with copies of any and all papers, documents and pleadings served or delivered to Seller or any of its Affiliates regarding any claims, actions or litigations, either threatened, pending or concluded, that might reasonably be expected to adversely affect any of the Assets.

           3.7 Clearance. To the best of Seller's knowledge, Seller has obtained proper and effective licenses or grants of authority to use the results of the services of performers and other persons connected with the production of the Pictures to the extent reasonably necessary or desirable to exercise the rights to the Assets (which licenses and grants will be transferred by Seller to Buyer at the Closing).

           3.8 Bankruptcy; Liens/Encumbrances. Seller has not become subject to voluntary or involuntary bankruptcy proceedings. There are no liens, encumbrances or claims on the Assets or any portion thereof or upon any revenues or receivables from the Exploitation of the Film Assets.

          3.9 Music. To the best of Seller's knowledge, all non-dramatic music rights (so called "small rights") contained in the Pictures are (i) available by license from American Society for Composers, Authors and Publishers ("ASCAP"), Broadcast Music Inc. ("BMI") or SESAC, Inc. or (ii) in the public domain, or
(iii) controlled by Seller directly or through licenses (in which event Seller hereby transfers all such licenses to Buyer).

           3.10 Insurance Claims. To the best of Seller's knowledge, no insurance claims have been made and are currently outstanding and unsettled as of the date of this Agreement on the producer's errors and omissions policies or any other insurance policies that Seller maintained with respect to the Pictures. No claim with respect to any of the Pictures under any producer or Seller errors and omissions policy has required a payment of more than $5,000 by the insurance company or Seller.

          3.11 Contingencies.  To the best of Seller's knowledge,
(i) there is no litigation, arbitration, other proceeding, written audit request or, to the knowledge of Seller, investigation, pending against Seller, or any of their respective partners, officers or directors (in their capacities as such) which in any way adversely affect any of the Assets, and
(ii) Seller does not know of any threats of, or believe there is a reasonable basis for, any such litigation, arbitration, other proceedings or written audit requests, the results of which could reasonably be expected to have, individually or in the aggregate, an adverse effect on the Assets.

           3.12 Compliance with Law. Seller has conducted and is conducting its business in compliance with all applicable laws and regulations in all material respects and has obtained all necessary licenses, permits and other approvals of any governmental authority.

           3.13 Guild Obligations; Participations. There are no Guild agreements or Guild or Participation Obligations payable with respect to any of the Pictures other than those set forth on
Schedule 3.13. There are no Guild Obligations payable with respect to any of the Pictures in excess of the minimum amounts payable under any applicable and binding collective bargaining agreement. Seller has complied with all union and Guild regulations and collective bargaining agreements applicable to the Pictures.

           3.14 Commissions. Neither Seller nor any of their respective partners, officers, directors, agents or employees have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other similar payments with respect to the Transaction.

           3.15 Accuracy of Information Furnished. No statement or information contained in any schedule, certificate or other document or information furnished, or to be furnished, in writing by or on behalf of Seller to Buyer contains or will contain any untrue statement of a material fact. Seller is not aware of any facts or circumstances not fully disclosed in this Agreement or the exhibits or schedules hereto which should be disclosed to Buyer in order to make any of the representations or warranties made by Seller herein not misleading in light of the circumstances under which they were made.

      4.    Representations  and  Warranties  of  Buyer.   As  an
inducement for Seller to enter into this Agreement, Buyer hereby represents and warrants that each of the following statements is true and correct as of the date hereof:

           4.1 Existence and Rights. Buyer (i) is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware, without limit as to the duration of its existence; and (ii) has the power and adequate authority, licenses and rights to own its properties, to carry on its business as now conducted and to make and carry out the Transaction.

          4.2 Agreement Authorized. The execution, delivery and performance of this Agreement and the Related Agreements to which Buyer is a party by Buyer, has been duly authorized by all necessary action and does not require notice to, or the consent or approval of, any governmental or other regulatory authority or any other Person. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally. The Related Agreements to which Buyer is a party, when delivered at Closing, will have been duly executed and delivered by Buyer and will be legal, valid and binding obligations of Buyer, enforceable in accordance with each of their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally.

            4.3 No Conflict. The execution, delivery and performance of this Agreement by Buyer will not (i) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency or government; or
(ii) violate any provision of the organizational documents of Buyer.

           4.4 Commissions. Neither Buyer nor any of its officers, directors, agents or employees have employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other similar payments with respect to the Transaction.

     5.   Covenants of Seller.

           5.1   Conduct  of  Business Prior to Closing.   Seller
agrees that until the Closing Date, unless Buyer otherwise consents in writing and except for the Transaction, it will:

               (a) Not offer, license or sell or agree to offer, license or sell any rights or property, (tangible or intangible) which are included in the Assets or modify, amend, terminate, rescind or cancel any existing agreements (including without limitation any Existing Exploitation Agreements) with respect to the Assets or expand any rights or property (tangible or intangible) with respect to the Assets granted to any Person or accelerate the time for payments of any amounts owing to Seller under any such agreements;

                (b) Promptly notify Buyer with respect to the receipt of any notice of the type described in Section 3.6;

                (c) Use reasonable efforts to preserve the goodwill of third parties having business relations with it;

                (d) Not enter into any Exploitation Agreements relating to the Exploitation of any Film Assets;

               (e) Not transfer or encumber or agree to transfer or encumber any of the Assets in any way, except as specifically permitted herein; and

                (f) Maintain its books and records in accordance with past practices and policies, except for such changes of which it will advise Buyer as are required to comply with generally accepted accounting principles or applicable law.

           5.2 Representations True. Until the Closing Date, Seller will perform such acts as may be necessary or appropriate to make all of its representations and warranties set forth in this Agreement true and correct on and as of the Closing Date. Seller will inform Buyer promptly upon discovery that any of its representations or warranties ceases to be true or correct.

           5.3   Access.   Until the Closing  Date,  Seller  will
(i) upon reasonable prior notice permit Buyer and its authorized representatives and agents to have access during normal business hours to all contracts, accounting books and records and documents relevant to the Assets or the Transaction, and to make extracts from and copies of such contracts, books and records and documents, subject only to third party confidentiality rights (and Seller shall use all reasonable efforts to obtain as soon as possible waivers by such third parties to permit such access),
(ii) furnish to Buyer or its authorized representatives and agents such other information with respect to the business or properties of Seller as Buyer may from time to time reasonably request, (iii) otherwise reasonably cooperate in the examination or audit of Seller by Buyer and (iv) confer with Buyer to keep it informed with respect to operational matters of a material nature and to report on the general status of the business of Seller except to the extent restricted by confidentiality obligations to third parties that are not Affiliates of Seller.

           5.4 Permits. Seller will make all filings with governmental bodies and other regulatory authorities and use reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary for Seller to consummate the Transaction (including without limitation, consents of any guarantor) without being in violation of any law or otherwise adversely affecting any of the Assets.

           5.5 Physical Properties. Seller will transfer legal ownership to Buyer in and to all Physical Properties owned by Seller ("Owned Elements") on the Closing Date. With respect to the Owned Elements, Seller shall deliver to Buyer agreements substantially in the form of Exhibit 5.5(a) ("Lab Notices") executed by Seller pursuant to which Seller acknowledges that as of the Closing Date, legal ownership and title to the applicable Physical Property has been conveyed to Buyer. Seller will transfer to Buyer all of Seller's rights of access to and use of all Physical Properties which Seller has in and to Physical Properties not owned by Seller relating to the Pictures ("Access Picture Properties"). With respect to Access Picture Properties, if any, upon request of Buyer, Seller shall deliver to Buyer agreements substantially in the form of Exhibit 5.5(b) ("Access Notices") executed by Seller pursuant to which Seller acknowledges that as of the Closing Date, all of Seller's access rights to the applicable Access Picture Properties has been conveyed to Buyer. Prior to and following the Closing, Seller agrees to assist Buyer, as needed, in obtaining possession of any Physical Properties transferred to Buyer hereunder.

           5.6 Delivery of Books and Records. As soon as possible after the Closing, to the extent available and to the extent Seller has not theretofore done so, Seller shall deliver to a location specified by Buyer original copies of all of Seller's Books and Records including without limitation all contracts referred to on Exhibit B hereto.

           5.7 Account Notices. As soon as reasonably possible after the Closing, Seller shall execute and deliver to Buyer notices to all account debtors pursuant to the Existing Exploitation Agreements or any other agreement listed on Exhibit B in the form attached hereto as Exhibit 5.7 ("Account Notices").

           5.8 Performance of Obligations. Seller will pay and perform all obligations and liabilities of Seller relating to the Assets which arise prior to the Closing Date, except for obligations and liabilities which are specifically assumed hereunder by Buyer.

           5.9 Good Faith Efforts. Seller shall use its best efforts to effect the Closing.

           5.10 Related Agreements. At the Closing, Seller will execute and deliver each of the Related Agreements and the closing documents to which it is a party.

     6.   Covenants of Buyer.

           6.1 Representations True. Until the Closing Date, Buyer will perform such acts as may be necessary or appropriate to make all of its representations and warranties set forth in this Agreement true and correct on and as of the Closing Date. Buyer will inform Seller promptly upon discovery that any of its representations or warranties ceases to be true or correct.

           6.2 Permits. Buyer will make all filings with governmental bodies and other regulatory authorities and use reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary for Buyer to consummate the Transaction (including without limitation, consents of any guarantor) without being in violation of any law or otherwise adversely affecting any of the Assets.

           6.3 Good Faith Efforts. Seller shall use its best efforts to effect the Closing.

           6.4 Guild Assumption Agreements. At the Closing, Buyer shall enter into the Guild Assumption Agreements with the applicable Guilds pursuant to which Buyer shall have assumed Seller's Guild Obligations (the "Guild Assumption Agreements"). The Guild Assumption Agreements shall be in the form required under the applicable collective bargaining agreement or in such other form acceptable to the Guilds and Buyer.

      7. Conditions Precedent to Obligations of Buyer. The obligations of Buyer to consummate this Agreement and the Transaction are subject to the fulfillment, prior to or as of the Closing Date, of the following conditions, each of which may be waived by Buyer in writing:

             7.1     Representations   and    Warranties.     The
representations and warranties of Seller contained in  Section  3 shall be true and correct in all material respects at and as of the Closing Date.

           7.2   Covenants.   Seller shall have complied  in  all
material respects with all covenants contained herein to be complied with by it prior to or at the Closing.

           7.3  No Injunction or Litigation.  Buyer shall not  be
prohibited by any order, ruling, consent, decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the Transaction. No litigation, claim, action, investigation or proceeding instituted by any governmental body or other regulatory authority or any other Person shall be pending to restrain, delay or invalidate any part of the Transaction.

          7.4 Consents Obtained. Seller shall have obtained all of the consents and approvals required for the execution, delivery and performance of this Agreement by it, including, without limitation, consents of any guarantor with respect to, and consents required under the terms of, any Existing Exploitation Agreement or any other agreement listed in Exhibit B.

           7.5 Assignment of Copyright. Seller shall have executed and delivered to Buyer Assignments of Copyright in form and substance satisfactory to Buyer relating to all copyrights and rights and interests in copyrights domestic and foreign included in the Film Assets substantially in the form attached hereto as Exhibit 7.5.

           7.6 Related Agreements. The Related Agreements shall have been executed and delivered by Seller and its Affiliates as applicable.

           7.7 Bill of Sale. Seller shall have executed and delivered to Buyer a Bill of Sale substantially in the form attached hereto as Exhibit 7.7.

           7.8 Assignment of Insurance Policies. Seller shall have executed and delivered, and shall have caused required third parties to execute and deliver, any and all documents necessary or appropriate to assign Seller's insurance policies to Buyer.

            7.9 Notices; Documentation. Seller shall have executed and delivered to Buyer (i) Lab Notices to all laboratories or storage facilities holding any Owned Elements of the transfer of legal title in all Owned Elements to Buyer in the form attached hereto as Exhibit 5.5(a); (ii) all documentation required to effectuate Buyer's interests in all musical compositions with the applicable performing rights societies; and
(iii) all documentation required to assign any security interests held by Seller to Buyer.

           7.10  Outstanding Accounts Receivable.   Seller  shall
have delivered to Buyer a list of all Accounts Receivable which shall be true and correct in all material respects.

           7.11 No Adverse Changes. During the period commencing on the date hereof and ending on the Closing Date, there shall not have been any material adverse change in the Seller and the Assets.

          7.12 Closing Documents. Seller shall have executed and delivered each of the Related Agreements and each and every other document required to be delivered at the Closing as set forth in this Agreement, each in form and substance satisfactory to Buyer and Buyer's counsel.

           7.13 Further Assurances. Seller shall have executed and delivered, and shall have caused all third parties to execute and deliver, any and all documents necessary or appropriate to transfer title in the Assets to Buyer and to confirm Buyer's ownership rights in and to the Assets.

     8.   Termination.

           8.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date and not thereafter (i) by mutual written consent of Buyer and Seller,
(ii) by either Buyer or Seller if there has been a material breach of the representations, warranties or covenants of the other party set forth herein or (iii) by Buyer if the conditions stated in Section 7 cannot be or have not been satisfied in all material respects by the Closing Date.

           8.2 Effect of Termination. If this Agreement is terminated as provided in Section 8.1, all obligations of the parties hereunder will terminate without liability of any party to any other party, except (i) that the obligations set forth in Sections 9.2 and 9.5 will survive any such termination and
(ii) that Seller will be liable for Losses incurred by Buyer caused by and resulting from any breach by Seller of the covenants contained in Section 5.

          8.3 Rights to Proceed. Subject to Section 8.1, if any of the conditions specified in Section 6 have not been satisfied, Buyer will have the right to proceed with the Transaction without waiving any of its rights hereunder to seek damages for any breach of a representation, warranty or covenant.

           8.4 Specific Performance. The Assets are uniquely suited for the purposes and needs of Buyer. If Seller should breach any of its representations, warranties or covenants under this Agreement, the parties each acknowledge that the remedy at law would be inadequate to compensate Buyer. Accordingly, Buyer, in addition to any other available rights or remedies, may at its sole option sue in equity for specific performance, and Seller expressly waives the defense that a remedy in damages will be adequate. Notwithstanding the foregoing, Buyer shall not be entitled to specific performance hereunder unless and until it has tendered all amounts due pursuant to Section 2.

           8.5 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the Closing and any investigation or due diligence conducted by the parties, including without limitation any claims or notices received from third parties, and Buyer may recover any damages for breach of representation and warranty from Seller.

     9.   Miscellaneous.

            9.1 Complete Agreement; Modifications. This Agreement, and any documents referred to herein or executed contemporaneously herewith, constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

          9.2 Expenses. The parties hereto will each pay all of their own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement and the Transaction, including, without limitation, all fees and expenses of their respective agents, representatives, counsel and accountants.

           9.3 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

           9.4 Cooperation. Each party hereto agrees, both before and after the Closing, to execute any and all further documents and writings and perform such other reasonable actions which may be or become reasonably necessary or expedient to effectuate and carry out the Transaction (which shall include any obligation to make payments). If at any time after the Closing, Seller receives any payment with respect to the Assets, it will hold such payment in trust and pay it to Buyer within five (5) business days of its receipt by Seller.

           9.5 Confidentiality Obligations. From and after the date hereof, each party hereto shall strictly maintain the confidential nature of, and not disclose to any third party or use for any purpose other than in connection with the Transaction without prior written consent of the other party, (a) any confidential information learned about the other or its Affiliates in the course of the Transaction, or (b) the terms of this Agreement (including the Purchase Price), or the Related Agreements or any other documents signed at the Closing Date, unless and to the extent necessary to carry out the Transaction or as permitted by this Section 9.5. Each party shall be responsible for any breach of this Section 9.5 by its Affiliates, partners, officers, employees, agents or advisors. Upon any termination of this Agreement pursuant to Section 8.1, Buyer and Seller each agree to return or destroy any and all materials containing any confidential information. These restrictions on use and obligations of confidentiality will not apply to any information (i) to the extent the receiving party is required to disclose such information by law or applicable regulation, including the regulations of any securities exchange, or under court or government order, (ii) then in the public domain by acts not attributable to such party, (iii) hereafter received by the receiving party from a third party source on an unrestricted basis, (iv) known to the receiving party prior to the date of disclosure hereunder except to the extent subject to a prior confidentiality agreement, or (v) necessary to enforce this Agreement provided that all reasonable steps are taken to limit the amount of disclosure. If the Closing occurs, Buyer shall be released from any obligations under this Section 9.5 with regard to the Assets and the Transaction. Seller shall not disclose or use any confidential information about the Assets before or after Closing without the prior written consent of Buyer except as provided in clauses (i), (ii), (iii) or (v) of the fourth sentence of this Section 9.5.

          9.6 Notices. All notices under this Agreement will be in writing and will be delivered by personal service, facsimile or certified mail (postage prepaid) to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. Any notice delivered by personal service will be deemed delivered which it is actually delivered and received by the relevant party. Any notice sent by facsimile will be deemed delivered when the confirmation of the successful transmission of the facsimile is printed by the facsimile machine and received by the sending party. Any notice sent by certified mail will be deemed to have been given three
(3) days after the date on which it is mailed. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

               (a)  If to Buyer:

                                  Home Box Office
                                  2049 Century Park East
                                  Suite 4100
                         Los Angeles, California  90067
                                    Attention:   Executive   Vice
                    President, General Counsel
                                  Telecopy No.:  (310) 201-9550

                             With a copy to:

                                  O'Melveny & Myers LLP
                                  1999 Avenue of the Stars
                                  Suite 700
                                     Los    Angeles,   California
                    90067
                                    Attention:   David  I.  Weil,
                    Esq.
                                  Telecopy No.:  (310) 246-6779

               (b)  If to Seller:

                                  Cinema Plus, L.P.
                                    c/o   Entertainment   Finance
                    Services, Inc.
                                  110 East 59th Street
                         Suite 2100
                         New York, New York  10022
                                     Attention:     Bradley    J.
                    Wechsler
                                  Telecopy No.:  (212) 371-5510

                             With a copy to:

                                  Coblence & Warner
                         415 Madison Avenue
                         New York, New York  10017
                         Attention:  Patricia Crown, Esq.
                         Telecopy No.:  (212) 593-9058

           9.7 Third Party Benefits. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third-party beneficiary.

           9.8 Governing Law; Jurisdiction. This Agreement has been negotiated and entered into in the State of California, and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

           9.9 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

           9.10 Illegality. Nothing herein contained shall be construed to require the performance by either party of any act contrary to law. In the event of any conflict between any provision hereof and any law or governmental regulation, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed only to the extent necessary to bring them within the requirement of such law or regulation.

          9.11 Relationship of Parties. Nothing herein contained shall be deemed to constitute a partnership between or joint venture by the parties, nor shall either party be deemed the agent of the other. Neither party shall hold itself out contrary to the provisions hereof.

           9.12 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding on the parties, and their respective successors and assigns except that Seller may not assign its rights or obligations under this Agreement without the prior written consent of Buyer and any assignment in violation of this Section shall be null and void. Buyer may assign its rights and obligations under this Agreement to any Affiliate.

          9.13 Rules of Construction.

                9.13.1 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Article or Section.

                 9.13.2     Tense  and  Case.   Throughout   this
Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

               9.13.3 Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect.

           9.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



          [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have duly caused the execution of this Agreement by its authorized representative as of the date first above written.

                                                  SELLER:

                              CINEMA PLUS, L.P.

                                                              By:
                                   HBO Film Management, Inc.,
                                   its Managing General Partner



                                   By:      /s/     Perry      S.
Schneider
                                          Name:             Perry
Schneider
                                          Title:             Vice
President



                                                              By:
                                   Entertainment          Finance
                                   Services, Inc.,
                                                              its
                              Administrative General Partner



                                  By:      /s/     Bradley     J.
Wechsler
                                    Name:        Bradley       J.
Wechsler
                                 Title:    President   and   Sole
Director


                                                  BUYER:

                              HOME BOX OFFICE,
                                a   division   of   Time   Warner
Entertainment
                              Company, L.P.



                                     By:         /s/       Robert
Roth
                                         Name:             Robert
Roth
                                          Title:             Vice
President

                           EXHIBIT 7.5
                    Assignment of Copyright


          For good and valuable consideration, the receipt of which is hereby acknowledged, Cinema Plus, L.P., a Delaware limited partnership, hereby assigns, transfers, sets over and conveys to Home Box Office, a division of Time Warner Entertainment Company, L.P. of [address], all right, title and interest in and to the motion pictures set forth in Schedule 1 attached hereto including the copyright and all other proprietary rights therein, throughout the world, and further including any and all causes of action for infringements of the same, past, present, and future, and all of the proceeds from the foregoing accrued and unpaid and hereafter accruing.

          In witness whereof the undersigned has executed the foregoing this _____ day of ___________, 19___.

Cinema Plus, L.P.              By:  Entertainment Finance
By: HBO Film Management,       Services, Inc.,
     Inc., its Managing                   its Administrative
     General Partner           General Partner


                      By:                            By:
                      Name:                          Name:
                      Title:                         Title:



STATE OF                 )
                         ) ss.
COUNTY OF                )

     On____________________, before me, ______________________,
Notary Public, personally appeared________________________, personally known to me OR proved to me on the basis of satisfactory evidence to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                              WITNESS my hand and official seal


                                 SIGNATURE OF NOTARY
                           SCHEDULE 1

                            Pictures



Don't Tell Mom the Babysitter's Dead

Switch

Ricochet

Mom and Dad Save the World

                                                   EXHIBIT 7.7

                          Bill of Sale


          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Purchase and Sale Agreement dated as of September ___, 1997 (the ("Agreement") between Home Box Office, a division of Time Warner Entertainment Company, L.P. ("Buyer"), and Cinema Plus, L.P., a Delaware limited partnership ("Seller"), and intending to be legally bound hereby, Seller hereby unconditionally and irrevocably transfers to Buyer and its successors and assigns, all of Seller's right, title, and interest in and to the Assets (as that term is defined in the Agreement).

          Seller hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, it will execute and deliver to Buyer such further instruments and take such other commercially reasonable action, all upon the reasonable request of Buyer, in order to more effectively transfer all or any portion of the Assets to Buyer, and to assure and confirm to any other person the ownership of the Assets by Buyer, and as may be necessary to carry out the purposes of this Bill of Sale and the Agreement.

          This Bill of Sale shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

          IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ___ day of ________, 1997.

                              CINEMA PLUS, L.P.
                              By:  HBO Film Management, Inc.,
                                   its Managing General Partner


                              By:
                              Name:
                              Title:


                              By:  Entertainment Finance
Services, Inc.,
                                   its Administrative General
Partner


                              By:
                              Name:
                              Title:


AGREED AND ACCEPTED:

HOME BOX OFFICE,
a division of Time Warner
Entertainment Company, L.P.


By:
Name:
Title:

                      TABLE OF CONTENTS


1.   Agreement to Purchase and Sell                             1
          1.1                                         Acquisition       1
          1.2                                             Closing       2
          1.3                                            Transfer       2
          1.4                                           Sales Tax       2

2.   Consideration                                              2
          2.1                                        Cash Payment       2
          2.2                   Assumption of Certain Obligations       2
          2.3                              Payment of Receivables       2

3.   Representations and Warranties of Seller                   2
          3.1                                Existence and Rights       2
          3.2                                Agreement Authorized       2
          3.3                                         No Conflict       3
          3.4                                           Ownership       3
          3.5                                   Rights Unimpaired       3
          3.6                     Non-Infringement and Litigation       3
          3.7                                           Clearance       4
          3.8                      Bankruptcy; Liens/Encumbrances       4
          3.9                                               Music       4
          3.10                                   Insurance Claims       4
          3.11                                      Contingencies       4
          3.12                                Compliance with Law       4
          3.13                  Guild Obligations; Participations       4
          3.14                                        Commissions       5
          3.15                  Accuracy of Information Furnished       5

4.   Representations and Warranties of Buyer                    5
          4.1                                Existence and Rights       5
          4.2                                Agreement Authorized       5
          4.3                                         No Conflict       5
          4.4                                         Commissions       6

5.   Covenants of Seller                                        6
          5.1                Conduct of Business Prior to Closing       6
          5.2                                Representations True       6
          5.3                                              Access       6
          5.4                                             Permits       7
          5.5                                 Physical Properties       7
          5.6                       Delivery of Books and Records       7
          5.7                                     Account Notices       7
          5.8                          Performance of Obligations       7
          5.9                                  Good Faith Efforts       7
          5.10                                 Related Agreements       8

6.   Covenants of Buyer                                         8
          6.1                                Representations True       8
          6.2                                             Permits       8
          6.3                                  Good Faith Efforts       8
          6.4                         Guild Assumption Agreements       8

7.   Conditions Precedent to Obligations of Buyer               8
          7.1                      Representations and Warranties       8
          7.2                                           Covenants       8
          7.3                         No Injunction or Litigation       8
          7.4                                   Consents Obtained       9
          7.5                             Assignment of Copyright       9
          7.6                                  Related Agreements       9
          7.7                                        Bill of Sale       9
          7.8                    Assignment of Insurance Policies       9
          7.9                              Notices; Documentation       9
          7.10                    Outstanding Accounts Receivable       9
          7.11                                 No Adverse Changes       9
          7.12                                  Closing Documents       9
          7.13                                 Further Assurances       9

8.   Termination                                               10
          8.1                             Grounds for Termination      10
          8.2                               Effect of Termination      10
          8.3                                   Rights to Proceed      10
          8.4                                Specific Performance      10
          8.5          Survival of Representations and Warranties      10

9.   Miscellaneous                                             10
          9.1                   Complete Agreement; Modifications      10
          9.2                                            Expenses      11
          9.3                              Remedies Not Exclusive      11
          9.4                                         Cooperation      11
          9.5                         Confidentiality Obligations      11
          9.6                                             Notices      11
          9.7                                Third Party Benefits      13
          9.8                         Governing Law; Jurisdiction      13
          9.9                          Waivers Strictly Construed      13
          9.10                                         Illegality      13
          9.11                            Relationship of Parties      13
          9.12                             Successors and Assigns      13
          9.13                              Rules of Construction      13
          9.14                                       Counterparts      14


SCHEDULE A     Definitions
SCHEDULE 3.13  Guild/Participation Agreements

EXHIBIT A      Pictures
EXHIBIT B      Existing Exploitation Agreements
EXHIBIT 5.5(a) Lab Notices
EXHIBIT 5.5(b) Access Notices
EXHIBIT 5.7    Account Notices
EXHIBIT 7.5    Assignment of Copyright
EXHIBIT 7.7    Bill of Sale

Any exhibits or schedules not filed with the Current Report on Form 8-K dated September 24, 1997 will be supplied to the Securities and Exchange Commission upon request.